Exhibit 10.12

INDEMNIFICATION And Advancement AGREEMENT

This Indemnification and Advancement Agreement (“Agreement”) is made as of ________ __, 20__ by and between Caris Life Sciences, Inc., a Texas corporation (the “Company”), and ______________, [a member of the Board of Directors/an officer/an employee/an agent] of the Company (“Indemnitee”). This Agreement supersedes and replaces any and all previous agreements between the Company and Indemnitee covering indemnification and advancement of expenses.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification and advancement of expenses against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation, or both;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Company’s Amended and Restated Bylaws (the “Bylaws”) and Amended and Restated Certificate of Formation (the “Certificate of Formation”) permit or require the Company to provide for the indemnification of the officers and directors of the Company. Indemnitee may also be entitled to mandatory indemnification pursuant to the Texas Business Organizations Code (as amended from time to time, the “TBOC”). The indemnification provisions set forth in the Bylaws, the Certificate of Formation, and the TBOC are not exclusive, and thereby contemplate that contracts may be entered into between the Company and its directors, officers, and other persons with respect to indemnification and advancement of expenses;

WHEREAS, the uncertainties relating to such insurance, to indemnification, and to advancement of expenses may increase the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to, and in furtherance of, the Bylaws, the Certificate of Formation and any resolutions adopted pursuant thereto, as well as any rights of Indemnitee under the TBOC and under any directors’ and officers’ liability or other insurance policy, and is not a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Bylaws, the Certificate of Formation, the TBOC, and available insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as [a/an] [officer/director/employee/agent] without adequate additional protection, and the Company desires Indemnitee to [serve / continue to serve] in such capacity. Indemnitee is willing to [serve / continue to serve] and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified and be advanced expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.               Services to the Company. Indemnitee agrees to [serve/continue to serve] as [a/an] [director/officer/employee/agent] of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). This Agreement does not create any obligation on the Company to continue Indemnitee in such position and is not an employment contract between the Company (or any of its subsidiaries or any Enterprise (as defined below)) and Indemnitee.

Section 2.               Definitions. As used in this Agreement:

(a)            “Agent” means any person who is authorized by the Company or an Enterprise to act for or represent the interests of the Company or an Enterprise, respectively.

(b)            “Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act (as defined below); provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Company approving a merger of the Company with another entity.

(c)            “Business Court” means the Business Court in the First Business Court Division of the State of Texas located in Dallas, Texas.

(d)            A “Change in Control” means the occurrence after the date of this Agreement of any of the following events:

i.              Acquisition of Stock by Third Party. Any Person (as defined below) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative beneficial ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

ii.             Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(d)(i), 2(d)(iii) or 2(d)(iv) of this Agreement) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii.            Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

iv.            Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

v.            Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

(e)            “Corporate Status” describes the status of a person who is or was acting as a director, officer, employee, or Agent of the Company or an Enterprise.

(f)            “Disinterested Director” means a director of the Company who is both “disinterested” and “independent” as such terms are defined in Sections 1.003 and 1.004 of the TBOC.

(g)            “Enterprise” means any other corporation, partnership, joint venture, trust, other enterprise or non-profit entity, including any employee benefit plan, for which Indemnitee is or was serving at the request of the Company as a director, officer, employee, or Agent.

(h)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i)            “Expenses” includes all reasonable attorneys’ fees and all judgments, penalties, settlements, fines, retainers, court costs, transcript costs, fees and other costs of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, excise taxes and penalties, including excise taxes assessed against Indemnitee with respect to an employee benefit plan, and all other disbursements, obligations, or expenses of the types customarily incurred in connection with preparing for or participating in a Proceeding (as defined below). Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 14(e) of this Agreement only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise.

(j)            “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years prior to its, his or her selection or appointment has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel.

(k)            “Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(l)            “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, regulatory, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is, or will be involved as a party, potential party, non-party witness, or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. A Proceeding also includes a situation the Indemnitee believes in good faith may lead to, or culminate in, the institution of a Proceeding.

Section 3.               Indemnity in Third-Party Proceedings. Subject to Section 9 and Section 12 of this Agreement, to the greatest extent permitted by applicable law, the Company will indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a respondent or defendant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with, or in respect of, such Expenses, judgments, fines and amounts paid in settlement) actually incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue, or matter therein, if Indemnitee acted in good faith and reasonably believed that Indemnitee’s conduct in his or her official capacity was in the Company’s best interests or that Indemnitee’s conduct was otherwise not opposed to the Company’s best interests, as applicable, and, in the case of a criminal Proceeding, did not have a reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 4.               Indemnity in Proceedings by or in the Right of the Company. Subject to Section 9 and Section 12 of this Agreement, to the greatest extent permitted by applicable law, the Company will indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a respondent or defendant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and reasonably believed that Indemnitee’s conduct in his or her official capacity was in the Company’s best interests or that Indemnitee’s conduct was otherwise not opposed to the Company’s best interests, as applicable. The Company will not indemnify Indemnitee for Expenses under this Section 4 related to any claim, issue, or matter in a Proceeding for which Indemnitee has been finally adjudged by a court to be liable to the Company for (i) willful or intentional misconduct in the performance of Indemnitee’s duty to the Company, (ii) breach of Indemnitee’s duty of loyalty owed to the Company or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by Indemnitee to the Company, and all appeals have been exhausted or foreclosed by law.

Section 5.               Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law, the Company will indemnify Indemnitee against all Expenses actually incurred by Indemnitee in connection with any Proceeding to the extent that Indemnitee is wholly successful, on the merits or otherwise, in the defense of the Proceeding. If Indemnitee is not wholly successful in the defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, the Company will indemnify Indemnitee against all Expenses actually incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 5 and without limitation, the termination of any claim, issue, or matter in such a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue, or matter.

Section 6.               Indemnification for Expenses of a Witness. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding to which Indemnitee is not a party but to which Indemnitee is a witness, deponent, interviewee, or otherwise asked to participate or provide information.

Section 7.               Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8.               Additional Indemnification. Notwithstanding any limitation in Sections 3, 4, or 5 of this Agreement, for the avoidance of doubt, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law (including but not limited to, the TBOC) if Indemnitee is a party to, or threatened to be made a party to, any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor).

Section 9.               Exclusions. Notwithstanding any other provision in this Agreement, the Company is not obligated under this Agreement to indemnify Indemnitee for:

(a)            any amount actually paid to or on behalf of Indemnitee under any insurance policy or other indemnity provision, subject to the Company’s compliance with Section 15(b) of this Agreement (for the avoidance of doubt, excluding any excess beyond the amount paid under any insurance policy or other indemnity provision, which shall be subject to indemnification);

(b)            an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(c)            reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(d)            reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act;

(e)            any Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with, or in respect of, such Expenses, judgments, fines and amounts paid in settlement) incurred by Indemnitee in a Proceeding in which Indemnitee has been found liable to the Company or because Indemnitee improperly received a personal benefit (as established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law) for:

i.              willful or intentional misconduct in the performance of Indemnitee’s duty to the Company;

ii.             breach of Indemnitee’s duty of loyalty owed to the Company; or

iii.            an act or omission not committed in good faith that constitutes a breach of a duty owed by Indemnitee to the Company;

(f)            any Proceeding initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification or advancement of Expenses under this Agreement, including a Proceeding (or any part of any Proceeding) initiated pursuant to Section 14 of this Agreement or (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation; or

(g)            any Proceeding initiated by the Company against Indemnitee involving the enforcement by the Company of any confidentiality, non-competition, non-solicitation, non-disclosure, non-disparagement or similar restrictive covenant agreements, or the confidentiality, non-competition, non-solicitation, non-disclosure, non-disparagement or similar restrictive covenant provisions of employment, consulting, severance, equity award or similar agreements, in each case to which Indemnitee may be a party with the Company or any of its subsidiaries or any other applicable Enterprise.

Section 10.             Advances of Expenses.

(a)            Following receipt of a written affirmation by Indemnitee that Indemnitee had a good faith belief the Indemnitee has met the standard of conduct necessary for indemnification under the TBOC and this Agreement, the Company will advance, to the extent not prohibited by law, the Expenses reasonably incurred by Indemnitee in connection with any Proceeding.

(b)            The Company will advance the Expenses within forty (40) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding eligible for advancement of expenses.

(c)            Advances will be unsecured and interest free. Indemnitee hereby undertakes to repay any and all amounts so advanced (without interest) to the extent that it is finally determined that Indemnitee has not met the required standard of conduct or that indemnification is prohibited by Section 8.102 of the TBOC. No other form of undertaking is required other than the execution of this Agreement. The Company will make advances without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

Section 11.             Procedures for Notification of Claim for Indemnification or Advancement; Settlements.

(a)            Indemnitee will notify the Secretary of the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. Indemnitee will include in the written notification to the Company a description of the nature of the Proceeding and the facts underlying the Proceeding and provide such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding or to advancement of Expenses. Indemnitee’s failure to notify the Company will not relieve the Company from any obligation it may have to Indemnitee under this Agreement, and any delay in so notifying the Company will not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company will, promptly upon receipt of such a request for indemnification or advancement, advise the Board in writing that Indemnitee has requested indemnification or advancement.

(b)            The Company will be entitled to participate in the Proceeding at its own expense.

(c)            The Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding without the Company’s prior written consent. The Company shall not settle any Proceeding in any manner that would impose any fine, Expense, limitation or other obligation on Indemnitee, or disparage Indemnitee or contain an admission of wrongdoing by Indemnitee, without Indemnitee’s prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement (it being agreed that Indemnitee’s refusal to consent to a proposed settlement that would in any manner impose any fine, Expense, limitation or other obligation on Indemnitee, or disparage Indemnitee or contain an admission of wrongdoing by Indemnitee, would not be unreasonable).

Section 12.             Procedure Upon Application for Indemnification.

(a)            Unless a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made[ by the Board]1:

i.              [by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

ii.             by a committee of one or more Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

iii.            if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by written opinion provided by Independent Counsel selected by the Board or a committee thereof, by vote in accordance with subsection(a)(i) or (a)(ii); or

1 NTD: Applicable for indemnitees other than directors.

iv.            if so directed by the Board, by vote of the shareholders of the Company, excluding any directors of the Company who are not Disinterested Directors.]2

(b)            If a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made by written opinion provided by Independent Counsel selected by Indemnitee (unless Indemnitee requests such selection be made by the Board).

(c)            The party selecting Independent Counsel pursuant to subsection (a)(iii) or (b) of this Section 12 will provide written notice of the selection to the other party. The notified party may, within ten (10) days after receiving written notice of the selection of Independent Counsel, deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Business Court (or the Alternative Courts) has determined that such objection is without merit. If, within thirty (30) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) of this Agreement and the final disposition of the Proceeding, Independent Counsel has not been selected or, if selected, any objection to such selection has not been resolved, either the Company or Indemnitee may petition the Business Court (or the Alternative Courts) for resolution of any objection made by the Company or Indemnitee to the other’s selection of Independent Counsel or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court designates. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel will be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)            Indemnitee will cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. The Company will advance and pay any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making the indemnification determination irrespective of the determination as to Indemnitee’s entitlement to indemnification, and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing of the determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied and providing a copy of any written opinion provided to the Board by Independent Counsel.

(e)            If it is determined that Indemnitee is entitled to indemnification, the Company will make payment to Indemnitee within forty (40) days after such determination.

2 NTD: Applicable for indemnitees that are directors.

Section 13.             Presumptions and Effect of Certain Proceedings.

(a)            In making a determination with respect to entitlement to indemnification under this Agreement, the person, persons, or entity making such determination will, to the fullest extent not prohibited by law, presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company will, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper under the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)            If the determination of the Indemnitee’s entitlement to indemnification has not been made pursuant to Section 12 of this Agreement within sixty (60) days after the later of (i) receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 11(a) of this Agreement and (ii) the final disposition of the Proceeding for which Indemnitee requested indemnification (the “Determination Period”), the requisite determination of entitlement to indemnification will, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee will be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law; provided, that the Determination Period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation or information relating thereto[; and provided, further, that the Determination Period will not apply if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 12(a)(iv) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat]3.

(c)            The termination of any Proceeding or of any claim, issue, or matter therein by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Agreement) in and of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

3 NTD: Applicable for indemnitees that are directors.

(d)            For purposes of any determination of good faith, Indemnitee will be deemed to have acted in good faith if Indemnitee acted based on (i) the records or books of account of the Company, its subsidiaries, or an Enterprise, including financial statements, (ii) information supplied to Indemnitee by the directors or officers of the Company, its subsidiaries, or an Enterprise in the course of their duties, (iii) the advice of legal counsel for the Company, its subsidiaries, or an Enterprise or (iv) information or records given or reports made to the Company or an Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Company, its subsidiaries, or an Enterprise. Further, Indemnitee will be deemed to have acted in a manner “not opposed to the best interests of the Company,” as referred to in this Agreement if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan. The provisions of this Section 13(d) are not exclusive and do not limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)            The knowledge or actions, or failure to act, of any other person affiliated with the Company or an Enterprise (including, but not limited to, a director, officer, trustee, partner, managing member, Agent or employee) may not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

Section 14.             Remedies of Indemnitee.

(a)            Indemnitee may commence litigation against the Company in the Business Court (or, in the event that the Business Court is not then accepting filings or determines that it lacks jurisdiction, the United States District Court for the Northern District of Texas, or, if that court lacks jurisdiction, the state district courts of Dallas County, Texas (the “Alternative Courts”)) to obtain indemnification or advancement of Expenses provided by this Agreement in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company does not advance Expenses pursuant to Section 10 of this Agreement, (iii) the determination of entitlement to indemnification is not made pursuant to Section 12 of this Agreement within the Determination Period, (iv) the Company does not indemnify Indemnitee pursuant to Section 5 or 6 or the second to last sentence of Section 12(d) of this Agreement within thirty (30) days after receipt by the Company of a written request therefor, (v) the Company does not indemnify Indemnitee pursuant to Section 3, 4, 7, or 8 of this Agreement within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder. The Company will not oppose Indemnitee’s right to seek any such adjudication.

(b)            If a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 14 will be conducted in all respects as a de novo trial on the merits, and Indemnitee may not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 14 the Company will have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and will not introduce evidence of the determination made pursuant to Section 12 of this Agreement.

(c)            If a determination is made pursuant to Section 12 of this Agreement that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding commenced pursuant to this Section 14 unless (i) Indemnitee made a misstatement of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with Indemnitees’ request for indemnification, or (ii) the Company is prohibited from indemnifying Indemnitee under applicable law.

(d)            The Company is, to the fullest extent not prohibited by law, precluded from asserting in any judicial proceeding commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding, or enforceable and will stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(e)            It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement, or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee under this Agreement. The Company, to the fullest extent permitted by law, will (within thirty (30) days after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with a Proceeding concerning this Agreement, Indemnitee’s other rights to indemnification or advancement of Expenses from the Company, or concerning any directors’ and officers’ liability or other insurance policies maintained by the Company, and will indemnify Indemnitee against any and all such Expenses unless the court determines that Indemnitee’s claims in such action were made in bad faith or frivolous, or that the Company is prohibited by law from indemnifying Indemnitee for such Expenses.

Section 15.             Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)            The indemnification and advancement of Expenses provided by this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under the TBOC or other applicable law, the Certificate of Formation, the Bylaws, any agreement, a vote of shareholders or a resolution of the Board, or otherwise. The indemnification and advancement of Expenses provided by this Agreement may not be limited or restricted by any amendment, alteration or repeal of this Agreement in any way with respect to any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status occurring prior to any amendment, alteration or repeal of this Agreement. To the extent that a change in Texas law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Bylaws, the Certificate of Formation, or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy is cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

(b)            To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or Agents of the Company, the Company will obtain a policy or policies covering Indemnitee to the maximum extent of the coverage available for any such director, officer, employee or Agent under such policy or policies, including coverage in the event the Company does not or cannot, for any reason, indemnify or advance Expenses to Indemnitee as required by this Agreement. If, at the time of the receipt of a notice of a claim pursuant to this Agreement or the commencement of a Proceeding, the Company has directors’ and officers’ liability or other applicable insurance in effect, the Company will give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such claim or Proceeding in accordance with the terms of such policies. Indemnitee agrees to assist the Company’s efforts to cause the insurers to pay such amounts and will comply with the terms of such policies, including selection of approved panel counsel, if required.

(c)            The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee for any Proceeding concerning Indemnitee’s Corporate Status with an Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise or such Enterprise’s insurers. The Company and Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise. The Company’s obligation to indemnify and advance Expenses to Indemnitee is secondary to the obligations the Enterprise or its insurers owe to Indemnitee. Indemnitee agrees to take all reasonably necessary and desirable action to obtain from an Enterprise or its insurers indemnification and advancement of Expenses for any Proceeding related to, or arising from, Indemnitee’s Corporate Status with such Enterprise.

(d)            In the event of any payment made by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any Enterprise or its insurance carrier. Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 16.             Duration of Agreement. The indemnification and advancement of Expenses rights provided by or granted pursuant to this Agreement: (i) are binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), (ii) continue as to an Indemnitee who has ceased to be a director, officer, employee or Agent of the Company or of any Enterprise, and (iii) inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Section 17.             Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and will remain enforceable to the fullest extent permitted by law; (b) such provision will be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested thereby.

Section 18.             Interpretation. Any ambiguity in the terms of this Agreement will be resolved in favor of Indemnitee and in a manner to provide the maximum indemnification and advancement of Expenses permitted by law. The Company and Indemnitee intend that this Agreement provide to the fullest extent permitted by law for indemnification and advancement of Expenses in excess of that expressly provided, without limitation, by the Certificate of Formation, the Bylaws, vote of the Company’s shareholders or a resolution of the Board, or applicable law.

Section 19.             Enforcement.

(a)            The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to [continue to] serve as a director, officer, employee, or Agent of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in [serving / continuing to serve] as director, officer, employee, or Agent of the Company.

(b)            This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof (including any agreements regarding the arbitration of disputes regarding the subject matter of this Agreement); provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Formation, the Bylaws, any directors’ and officers’ or other insurance maintained by the Company, and applicable law, is not a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

Section 20.             Modification and Waiver. No supplement, modification or amendment of this Agreement is binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement will be valid unless executed in writing by the party entitled to enforce the provision to be waived and any such waiver will not be deemed or constitute a waiver of any other provisions of this Agreement nor will any waiver constitute a continuing waiver.

Section 21.             Notice by Indemnitee. Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company does not relieve the Company of any obligation that it may have to the Indemnitee under this Agreement or otherwise.

Section 22.             Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given if (a) delivered by hand to the other party, (b) sent by reputable overnight courier to the other party or (c) sent by electronic mail, with receipt of oral or written confirmation that such communication has been received:

(a)            If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee provides to the Company.

(b)            If to the Company to:

Name:	Caris Life Sciences, Inc.
Address:	750 W. John Carpenter Freeway, Suite 800
Irving, TX 75039
Attention:	Secretary
Email:	GC@carisls.com

or to any other address as may have been furnished to Indemnitee by the Company.

Section 23.             Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) or transaction(s) giving cause to such Proceeding; or (b) the relative fault of the Company (and its directors, officers, employees and Agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 24.             Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties are governed by, and shall be construed and enforced in accordance with, the laws of the State of Texas, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action, claim, or proceeding between the parties arising out of or in connection with this Agreement may be brought only in the Business Court (or the Alternative Courts in the event the Business Court does not have jurisdiction over such matter) and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Business Court (and the Alternative Courts if applicable) for purposes of any action, claim, or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action, claim, or proceeding in the Business Court (or the Alternative Courts if applicable), and (d) waive, and agree not to plead or to make, any claim that any such action, claim, or proceeding brought in the Business Court (or the Alternative Courts if applicable) has been brought in an improper or inconvenient forum.

Section 25.             Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original but all of which together constitute one and the same Agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 26.             Headings. The headings of this Agreement are inserted for convenience only and do not constitute part of this Agreement or affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

CARIS LIFE SCIENCES, INC.	INDEMNITEE

By:
Name:	Name:
Title:	Address: